UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 12, 2015

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Bank of America Facility
On June 12, 2015, Prime OnDeck Receivable Trust, LLC (“PORT”), a wholly-owned subsidiary of On Deck Capital, Inc. (the “Company”), established a new asset-backed revolving debt facility (the “Bank of America Facility”). On that date, PORT entered into that certain Credit Agreement (the “BOA Credit Agreement”) by and among PORT, as Borrower, the Lenders party thereto from time to time, Bank of America, N.A., as Administrative Agent for the Class A Revolving Lenders (the “Administrative Agent”), and Wells Fargo Bank, N.A., as Paying Agent and as Collateral Agent for the Secured Parties. The Company may now obtain funding through the Bank of America Facility, subject to customary borrowing conditions, in addition to its other funding sources.
The following table summarizes certain aspects of the Bank of America Facility:

Facility Size	$100 million
Borrowing Base Advance Rate	85% (Class A)
Interest Rate	LIBOR + 2.25% (Class A)
Commitment Termination Date	June 12, 2017
The Bank of America Facility also contemplates the introduction, at PORT’s election, of one or more Class B Revolving Lenders (provided such Lenders are reasonably approved by the Administrative Agent) resulting in Class B commitments of up to $11,765,000, thereby potentially increasing the facility size to up to $111,765,000. The borrowing base advance rate for Class B revolving loans is 95%. The interest rate for Class B revolving loans will not exceed LIBOR + 6.00%.
Under the Bank of America Facility, the Lenders party thereto commit to make loans to PORT, the proceeds of which are used to finance PORT’s purchase of small business loans from the Company in a transaction structured to be bankruptcy remote. The revolving pool of small business loans purchased by PORT serves as collateral for the loans made to PORT under the Bank of America Facility. PORT is required to repay the borrowings from collections received on the loans.
PORT can voluntarily repay and re-borrow principal amounts under the Bank of America Facility subject to satisfaction of borrowing conditions, including borrowing base requirements. In order for the Company’s loans to be eligible for purchase by PORT under this facility, they must meet all applicable eligibility criteria. Eligibility criteria include, among others, that the applicable loan is denominated in U.S. dollars, that the customer under such loan had a certain minimum OnDeck Score® at the time of underwriting, that such loan was originated in accordance with the Company’s underwriting policies and that such loan is a legal, valid and binding obligation of the obligor under such loan. PORT’s collateral pool is subject to certain concentration limits that, when exceeded, will require PORT to add or maintain additional collateral and, if not cured, an event of default will occur. Concentration limitations include, among others, geography, industry, minimum credit scores, time in business and outstanding principal balance.
The loans and other assets to be transferred by the Company to PORT in connection with the Bank of America Facility will be owned by PORT, will be pledged to secure the payment of the obligations incurred by PORT, will be assets of PORT and will not be available to satisfy any of the Company’s obligations. Lenders under the Bank of America Facility do not have direct recourse to On Deck Capital, Inc.
The Company’s ability to utilize the Bank of America Facility is subject to PORT’s compliance with various covenants and other specified requirements of the BOA Credit Agreement. The failure to comply with such requirements may result in events of default, the accelerated repayment of amounts owed under the facility, often referred to as an early amortization event, and/or the termination of the facility.
Such requirements include:

•
Financial Covenants. Financial covenants include, among others, requirements with respect to minimum tangible net worth, maximum leverage ratio, minimum consolidated liquidity and minimum unrestricted cash.

•
Portfolio Performance Covenants. Portfolio performance covenants include, among others, requirements that the pool not exceed certain delinquency rates and that the excess spread on the pool not be less than stated minimum levels. Excess spread is generally the amount by which collections received by PORT during a collection period (primarily interest and fees) exceed its fees and expenses during such collection period (including interest expense, servicing fees and charged-off receivables).

•
Other Events. Other events may include, among others, change of control events, certain insolvency-related events, events constituting a servicer default, an inability to engage a replacement backup servicer following termination of the current backup servicer, the occurrence of certain events of default or acceleration under other facilities, the inability or failure of the Company to transfer loans to PORT as required, failure to make required payments or deposits, ERISA-related events, events related to the entry of an order decreeing dissolution that remains undischarged, events related to the entry or filing of judgments, attachments or certain tax liens that remain undischarged, failure to effect a specified securitization involving the collateral by December 12, 2016, and events related to breaches of terms, representations, warranties or affirmative and restrictive covenants. Restrictive covenants, among other things, impose limitations or restrictions on PORT’s ability to pay dividends, redeem its stock or similar equity interests, make payments in order to retire or obtain the surrender of warrants, options or similar rights, or the ability of PORT to incur additional indebtedness, make investments, engage in transactions with affiliates, sell assets, consolidate or merge, make changes in the nature of its business and create liens.
Following an event of default or an early amortization event under the Bank of America Facility, collections on the collateral are applied to repay principal. So long as such events are continuing, PORT may not make additional borrowings under the Bank of America Facility.
Moreover, the Company will act as servicer with respect to the small business loans held by PORT. If the Company defaults in its servicing obligations or fails to meet certain financial or other covenants, an event of default could occur and/or the Company could be replaced by a designated backup servicer or another replacement servicer.
The foregoing description of the BOA Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the BOA Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2015	On Deck Capital, Inc.

/s/ Howard Katzenberg
Howard Katzenberg Chief Financial Officer